Exhibit 21


                 LISTING OF SUBSIDIARIES OF DERMA SCIENCES, INC.


Name                                State/Province and Country of Incorporation
----                                -------------------------------------------

Sunshine Products, Inc.             Missouri, United States
Dumex Medical Canada Inc.           Ontario, Canada